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                                                                   EXHIBIT 10.24



                                  CYCLOSPORINE
                              AMENDED AND RESTATED
                          SUPPLY AND LICENSE AGREEMENT



               THIS AMENDED AND RESTATED SUPPLY AND LICENSE AGREEMENT (the "Restated Agreement") is entered into as of March 31, 1997 (the "Restatement Date"), by GENSIA SICOR INC., a company existing and organized under the laws of the state of Delaware, with offices at 9360 Towne Centre Drive, San Diego, California ("GENSIA SICOR"), and the assignee of ALCO CHEMICALS LTD., a company existing and organized under the laws of Guernsey, Channel Islands, having offices at Via San Salvatore 7, CH-6902, Lugano, Switzerland (hereinafter referred to as "ALCO"), VINCHEM, INC., a corporation organized and existing under the laws of New York, with offices at 301 Main Street, Chatham, New Jersey 07928 ("VINCHEM"), SICOR S.p.A., an Italian corporation with offices at via Senato 19 20121 Milan, ITALY and SANGSTAT MEDICAL CORPORATION, a corporation existing and organized under the laws of the State of Delaware and having its principal place of business at 1505-B Adams Drive, Menlo Park, California 94025, United States of America (hereinafter referred to as the "PURCHASER").

                                   WITNESSETH

               WHEREAS, SICOR S.p.A., a company existing and organized under the laws of Italy, having its registered head office at Via Senato 19, 20121 Milan, Italy (hereinafter referred to as "SICOR"), a wholly-owned subsidiary of GENSIA SICOR is the manufacturer of Cyclosporine (the "Product," as hereinafter defined.

               WHEREAS, for the purposes of this Agreement, VINCHEM is the exclusive agent in the United States for Cyclosporine sold by SICOR through GENSIA SICOR;

               WHEREAS, GENSIA SICOR intends to   *  *  *   hereof;

               WHEREAS, for the purpose of developing, registering, testing, manufacturing, marketing and selling one or more products formulated and derived from the Product, the PURCHASER desires to purchase the Product from GENSIA SICOR in its own name and for its own account, and GENSIA SICOR (through SICOR) desires to supply such Product to the PURCHASER on the terms and conditions set forth herein;

               WHEREAS, the parties, having first entered into the License and Supply Agreement as of November 23, 1994 (the "Effective Date"), now desire to amend and restate the Agreement to reflect certain agreements reached among them;


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               NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

               1.1 Affiliate shall mean (i) any person, corporation or other entity which directly owns, is owned by or is under common ownership with any party hereto to the extent of at least thirty percent (30%) (or such lesser percentage as is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the equity having power to the vote on or to direct the affairs of the entity, and (ii) any person, corporation or other entity actually controlled by, controlling or under common control with any party hereto.

               1.2 Cyclosporine Formulations shall mean drug products that are formulated or otherwise derived from the Product, but shall not mean the Product itself.

               1.3 Effective Date shall mean the date referred to in the Recitals set forth above; "Restatement Date" shall mean the date referred to in the first paragraph above.

               1.4 Regulatory Authorities shall mean (A), with respect to the United States, the United States Food and Drug Administration or such other agency or instrumentality of the United States to which the responsibilities and authority of the FDA are given or delegated from time to time, and (B) with respect to each other country in the Territories, the agencies or instrumentalities that have substantially the same responsibilities and authorities as the FDA.

               1.5 Product shall mean the Cyclosporine product produced * * * and more particularly described in Exhibit 1 hereto.

               1.6 Proprietary Rights shall mean, with respect to the Product, the patent rights, copyrights, trade secret rights and similar industrial and intellectual property rights.

               1.7 Q/C Specifications shall mean the quality control performance specifications and product release criteria specifications set forth in Exhibit 2 hereto.

               1.8 Technical Information shall mean all trade secrets, know-how, technology, technical assistance, computer software, means, materials, documentation, methods, processes, practices, formulas, techniques, procedures, designs, drawings, apparatus and any other information or data of whatever nature, whether or not confidential or proprietary, which is relevant to use or exploitation of Product pursuant to the terms of this Agreement, but which information shall not include information about third party Cyclosporine Formulations.

               1.9 Exclusive Territory shall mean   *  *  *   (including
   *  *  *   ) and   *  *  *   identified on Exhibit 6 hereto.




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                                       2.



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               1.10 Nonexclusive Territory shall mean * * * except the * * *.

               1.12 Territories shall mean the Exclusive Territory and the Nonexclusive Territory.

               1.13 Net Sales shall mean the amount actually received by PURCHASER (excluding sales to affiliates) on sales of product including the Product to third parties including its distributors, less deductions for (i) * *
* (ii) * * * (iii) * * * and (iv) * * * provided such costs are separately indicated on the customer invoice. * * * and * * * (if any) shall be excluded from the computation of Net Sales.

                                    ARTICLE 2
                                     LICENSE

               2.1 Grant of License.

               2.1.1 Subject to the terms of this Agreement, GENSIA SICOR (for itself and through SICOR) hereby grants to PURCHASER and its Affiliates (i) a *
* * license under the * * * and to the * * * to directly and indirectly * * * in the * * * Territory; and (ii) an * * * license under the * * * and to the * * * to directly and indirectly * * * in the * * * Territory; provided, however, that the * * * licenses granted pursuant to clause (ii) herein shall be * * * in which GENSIA SICOR (or, ALCO or SICOR, as the case may be) has * * * or * * * that will lead to * * * to * * * on the Restatement Date (which is limited to only those * * * and the * * * with whom * * * has * * * that are in existence on the Restatement Date), but only with respect to such * * * and only until the earlier of * * *; and provided, further that * * * shall use all diligent efforts (without any obligation to violate or alter the terms of such agreements existing on the Restatement Date) to provide PURCHASER with * * * in the * * * as soon as possible.

               2.1.2 Subject to the terms of this Agreement, GENSIA SICOR shall (and GENSIA SICOR shall cause SICOR to) promptly deliver to PURCHASER, from time to time upon the reasonable request of PURCHASER, all materials, technology, documentation and other information comprising the Technical Information, provided, however, that GENSIA SICOR (and/or SICOR) shall provide such Technical Information only to the extent that such information is reasonably necessary to permit PURCHASER to exercise its rights under Section 2.1.1 above.

               2.1.3 PURCHASER may, from time to time, request specific additional technical assistance from GENSIA SICOR, and GENSIA SICOR shall cause SICOR and/or SICOR's personnel (and/or agents), and SICOR shall, if requested, provide such technical assistance to PURCHASER, including, but not limited to, assistance to enable PURCHASER to make and complete all required regulatory agency submissions (including, without limitation, FDA AADA, NDA and Canadian NDS, as well as regulatory submissions for the European Union and throughout the world). For the purposes of this Section 2.1.3,


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                                       3.


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technical assistance shall include cooperating with PURCHASER in preparing
PURCHASER's filings, applications and submissions, with Regulatory Authorities, being available to answer questions from representatives of PURCHASER and Regulatory Authorities relating to such filings, applications and submissions, and such other matters as the parties may mutually agree. Technical assistance that is provided by fax, telephone, courier, mail or personal interview at SICOR or GENSIA SICOR's facilities shall be at no charge to PURCHASER. All other technical assistance shall be subject to mutual agreement of the parties as to both the scope of such assistance and the compensation therefor.

               2.1.4 Notwithstanding anything to the contrary, PURCHASER may sublicense the rights under Section 2.1.1 above to its Affiliates, authorized distributors and agents in the Territories provided that each sublicensee agrees to be bound by the terms and conditions of this Agreement relating to such rights.

               2.1.5 Subject to Article 14 below, GENSIA SICOR (through SICOR) shall retain at all times all manufacturing rights to Product for the Territories and shall deliver such Product under the terms and conditions as provided for in the following clauses of this Agreement.

               2.2 Each of PURCHASER and GENSIA SICOR agrees (and GENSIA SICOR shall cause SICOR to do the same) to advise and keep the other party informed (and GENSIA SICOR shall cause SICOR to do the same) of any adverse events associated with clinical trials with the Cyclosporine Formulations in which said adverse events are attributed to the Product, but which shall not include information relating to the Cyclosporine Formulations.

               2.3 GENSIA SICOR (for itself and SICOR) represents and warrants that:

                           (i)      it has and will, at all times during the
term of this Agreement, have the right to manufacture and sell Product;

                          (ii)      neither the processes used in production of
the Product, nor the use of the fungus strain used in those processes (A) infringe any proprietary industrial or intellectual property rights of any third party (including, but not limited to, U.S. Letters Patent 4,215,199, 4,177,118 and the foreign patents corresponding thereto), or (B) use any misappropriated trade secrets of any third party (including, but not limited to, CibaGeigy AG, Sandoz AG, and their respective Affiliates);

                         (iii)      it will all reasonably diligent efforts to
continuously improve the Product strain and Product manufacturing process;

                          (iv)      to the best of its knowledge, no other
licenses or permissions are required to exploit the Product; and


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                                       4.


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                           (v)      during the term of this Agreement, it will
not directly or indirectly develop, license, supply, distribute or sell any Cyclosporine Formulations; provided, however, that this Section 2.3(v) shall not apply in any of the circumstances set forth in Exhibit 11.

                                    ARTICLE 3
                                SUPPLY OF PRODUCT

               3.1 In accordance with the terms of this Agreement, GENSIA SICOR (through SICOR) shall supply all of PURCHASER's ordered requirements for Product in bulk form for use by PURCHASER in the Territories in accordance with the provisions of this Agreement. The right and license of PURCHASER to obtain, use and distribute Product (including, without limitation, the right to make or have made Product) from GENSIA SICOR and SICOR shall be (i) * * *, and (ii) * * *; provided, however, that the rights and licenses set forth in clause (ii) above shall be * * * GENSIA SICOR (or ALCO or SICOR, as the case may be) has * * *, or
* * * that will lead to * * *, to * * * on the Restatement Date (which is limited to only those * * * and * * * with whom * * * has * * * that are in existence on the Restatement Date), but only with respect to such * * * and only until the earlier of * * *; and provided, further that * * * shall use all diligent efforts (without any obligation to violate or alter the terms of such agreements existing on the Restatement Date) to provide PURCHASER with * * * in the Territory as soon as possible. All Product hereunder shall be manufactured at SICOR's GMP facilities at * * *, the facility identified in Exhibit 9 hereto, the * * * and additional (as necessary and as provided in Section 6 below) GMP qualified facilities that are approved in advance by PURCHASER (which approval will not be unreasonably withheld). In addition, all Product shall be manufactured (A) in accordance with drug substance manufacturing and quality control procedures existing on the Effective Date, which drug substance manufacturing and quality control procedures have been included in manufacturer's Abbreviated Antibiotic Drug Application ("AADA") submitted to the FDA in 1996, and that will be submitted to other Regulatory Authorities in the Territory (which AADA shall include at least the elements set forth in the Drug Master File) in accordance with U.S. FDA current Good Manufacturing Practices, and (B) to the Q/C Specifications. GENSIA SICOR shall cause SICOR to use its diligent efforts to * * * in order to produce and supply all Product ordered by Purchaser hereunder and to meet the Product * * * that will be set forth in
Schedule 1 hereto within * * * days after the Restatement Date. In addition, GENSIA SICOR agrees to the following (and GENSIA SICOR agrees to cause SICOR to undertake):

                           (i)      Within    *  *  *   after PURCHASER submits
an * * * (i.e., * * * ) for its Cyclosporine Formulation, GENSIA SICOR shall submit a * * * for the Product to * * * for the * * * ;

                          (ii)      Within    *  *  *   days of notice from
PURCHASER that PURCHASER intends to file a registration for a Cyclosporine Formulation with a Regulatory Authority or Regulatory Authorities, it shall file in each * * * , a * * *


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                                       5.


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or * * * with the appropriate Regulatory Authorities in order to permit
PURCHASER to obtain approval to * * * as soon as possible; and

                         (iii)      GENSIA SICOR shall maintain   *  *  *
identified on Exhibit 9, or such other * * * as PURCHASER approves in its reasonable discretion, (and provide PURCHASER with evidence that is reasonably satisfactory to PURCHASER of such designation) to * * * pursuant to this Agreement.

               3.2 GENSIA SICOR (through SICOR) shall deliver the Product in quantities comprised of single, Q/C-released lots in accordance with Firm Orders established pursuant to Article 4 hereof; provided, however, that PURCHASER may, prior to any shipment, waive the requirement that such shipment be comprised of a single, Q/C-released lot. In addition, in the event that a Firm Order for Product is not in a multiple of * * * or * * * PURCHASER acknowledges that any quantity of a Q/C-released lot (within a Firm Order) greater and additional to the minimum batch size then in effect may be delivered as a separate lot under such Firm Order. The packaging specifications will be established by the parties based on results of stability testing of the Product, which testing shall be completed by no later than December 31, 1995, and shall be set forth in Exhibit 3 hereto; the parties may revise and update such specifications by separate agreement between the parties hereto.

               3.3 GENSIA SICOR (through SICOR) shall satisfy all of PURCHASER's requirements for Product. GENSIA SICOR (through SICOR) shall make all Product produced and sold to PURCHASER as per validated processes and procedures. GENSIA SICOR (through SICOR) shall not change, deviate from or otherwise modify any aspect of the procedures or processes employed in manufacturing the Product using a process or procedure different from the procedures and processes filed with the Regulatory Authorities (including, without limitation, the FDA) or as otherwise specified herein without the prior written consent of PURCHASER and PURCHASER agrees to promptly respond to any request for consent from GENSIA SICOR (through SICOR).

               3.4 In the event that GENSIA SICOR (through SICOR) is unable to supply the full amount of Product which shall be the subject of any Firm Order (as defined in Article 4 below) in accordance with any delivery schedule provided for in Article 4 below, GENSIA SICOR (through SICOR) shall notify the PURCHASER of such situation as soon as possible and shall supply to PURCHASER an allocation of Product at least equal to the ratio of (i) the amount supplied from the * * * during the * * * of * * * to such inability, to (ii) the * * * . In no event shall PURCHASER * * * with respect to the * * * and * * * of Product than * * * .

                                    ARTICLE 4
                              FORECASTS AND ORDERS

               4.1 In order that GENSIA SICOR may properly and economically forecast procurement planning with respect to the Product, PURCHASER shall, commencing with


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                                       6.

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the * * * immediately following approval of a Cyclosporine Formulation of
PURCHASER, submit to GENSIA SICOR within * * * business days after the beginning of such * * * and each * * * thereafter during the term of this Agreement, rolling forecasts of its good faith, non-binding estimates of its requirements of Product for the forthcoming * * * period. PURCHASER shall within * * * days after the Restatement Date provide its initial non-binding forecast. In addition, at the time of delivery of each forecast, PURCHASER shall place a firm order in writing for Product to be delivered to it during the * * * after receipt of such order by GENSIA SICOR ("Firm Order").

               4.1.1 A Firm Order may not be canceled, and, following performance by GENSIA SICOR (for itself and through SICOR, as appropriate) of its obligations hereunder with respect to such order, PURCHASER shall be obligated to pay the price for said order as provided in Article 5 hereof. The total amount of each Product ordered by PURCHASER for delivery in any * * * for which an order is required may not be less than * * * percent ( * * * %) of PURCHASER's * * *. In addition, GENSIA SICOR's supply obligation will not extend to more than * * * percent ( * * * %) of PURCHASER's * * * of its * * *. If a PURCHASER Product requirement for any quarter exceeds * * * % of PURCHASER's * * *, GENSIA SICOR and PURCHASER will discuss in good faith the additional amount, if any, that GENSIA SICOR is willing to supply consistent with its other obligations and PURCHASER will adjust its order accordingly.

               4.2 The parties shall meet from time to time to review the estimated quantities in each forecast and any Firm Order then outstanding and to consult on matters relating to the scheduling of manufacture, import and delivery of the Product but without prejudice and subject to the obligations of the parties set forth in this Agreement.

               4.3 Concurrent with execution of this Restated Agreement, Purchaser hereby places Firm Orders (and GENSIA SICOR hereby acknowledges receipt and acceptance of the same on its behalf and by SICOR) for the quantities of the Product set forth in Exhibit 7 hereto. Notwithstanding the foregoing, the parties acknowledge that those Firm Orders set forth in Exhibit 7 with a scheduled delivery date after * * * are conditioned upon earlier receipt of AADA approval by GENSIA SICOR from the FDA to manufacture Product at its * *
* facility.

                                    ARTICLE 5
                        CERTAIN OBLIGATIONS OF PURCHASER

               5.1 Commencing on the * * * of commercial launch of PURCHASER's Cyclosporine Formulation in * * *, and provided that GENSIA SICOR is in good standing hereunder, PURCHASER agrees to purchase * * * from GENSIA SICOR the minimum quantities of Product set forth on Exhibit 10 hereto.


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                                       7.


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               5.2 PURCHASER shall use commercially reasonable efforts to obtain approval to market its Cyclosporine Formulations in * * * (including * * * ). In addition, PURCHASER agrees that if it has not commenced marketing of its Cyclosporine Formulation in * * * and in * * * within * * * after obtaining such approval in each such jurisdiction, then the * * * but only with respect to the
* * *. PURCHASER also agrees to dedicate * * * in the * * * and * * *.

                                    ARTICLE 6
                                PRICE AND PAYMENT

               6.1 Transfer Price. The prices for the Product supplied hereunder is set forth in Exhibit 4 hereto, F.C.A. SICOR's facility in * * *. Such prices shall apply to any commercial and pre-commercial batches of Product (each determined on a jurisdiction by jurisdiction basis).

               6.2 Payment Terms. Neither VINCHEM nor GENSIA SICOR (through SICOR) shall invoice for any stock of Product prior to the shipment date for such stock. The PURCHASER shall pay to VINCHEM the price of each shipment of Product within (a) * * * days after the invoice date, with respect to commercial quantities, and (b)
 * * * days after the invoice date, with respect to quantities used in development and clinical trials, in each case if such quantity is accepted (and, if not initially accepted, then in accordance with Section 12.1). All payments and prices shall be in United States dollars. Payment shall be remitted by wire transfer in the invoice currency to a bank account to be designated in writing from time to time by VINCHEM. No invoices shall be submitted to PURCHASER until the date the subject Product is released for shipment from VINCHEM's facilities.

               6.3       *  *  *  .

               (a) Within thirty (30) days after the Restatement Date, GENSIA SICOR shall * * * (and shall use all diligent effort to * * *) of its * * * (the "* * *") to * * * to * * * additional * * *.

               (b) PURCHASER shall provide GENSIA SICOR * * *, which shall be used solely for the purpose of * * *. PURCHASER shall provide (i) * * * promptly following (a) * * * that is reasonably acceptable to the parties, and (b) proof reasonably satisfactory to PURCHASER that GENSIA SICOR has * * * on Exhibit 9 hereto as * * *, and (ii) the * * * promptly after * * * that the * * * has * *
* and * * * to * * * provided that * * *.

               (c) At PURCHASER's option (the " * * * "), GENSIA SICOR shall * *
 * to * * * to * * *. If (and only if) PURCHASER exercises the * * * *
* *, PURCHASER shall * * *, which shall be * * *, in the same manner and during the same time period as set forth in subparagraphs (a) and (b) above. GENSIA SICOR shall use all diligent effort to * * * and * * * by no later than * * *.


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                                       8.


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               (d) SICOR shall * * * that are reasonably acceptable to
PURCHASER, but in each instance, only for sale to PURCHASER, its agents and Affiliates.

               (e) Except for the * * * described in subsection (b) and, at PURCHASER's option, subsection (c) above, GENSIA SICOR shall be solely responsible for * * * required to * * *.

                                    ARTICLE 7
                            DELIVERY AND RISK OF LOSS

               7.1 With respect to Product to be delivered to the United States, VINCHEM shall deliver or arrange for the delivery of the Product to a carrier or agent designated by PURCHASER, F.C.A. (1990 ICC INCOTERMS) SICOR facility at * *
* and as otherwise mutually agreed.

               7.2 With respect to Product to be delivered to outside the United States, GENSIA SICOR shall deliver or arrange (by itself or through an agent or subagent that is reasonably acceptable to PURCHASER) for the delivery of the Product to a carrier or agent designated by PURCHASER, F.C.A. (1990 ICC INCOTERMS) SICOR facility at * * * and as otherwise mutually agreed.

               7.3 Title to the Product sold hereunder shall pass to PURCHASER upon delivery to the carrier or agent designated by PURCHASER, provided that with respect to Product to be delivered to the United States under Section 7.1, VINCHEM shall be the importer of record, and PURCHASER agrees to promptly reimburse VINCHEM for * * * incurred in * * * to PURCHASER upon submission of *
* *.

               7.4 Product shall be tendered for shipment only after such Product has cleared the Q/C Specifications and quality assurance procedures set forth in Exhibit 2 and in accordance with the lot size set forth in the Firm Order.

                                    ARTICLE 8
                                   SUPERIORITY

               8.1 Except for the purchase orders referred to in Section 4.3 above, no provision on PURCHASER's purchase order form or on GENSIA SICOR's (or SICOR's) general conditions of sale or invoice which may purport to impose different conditions upon PURCHASER or GENSIA SICOR (or SICOR) or VINCHEM shall modify or otherwise alter the terms of this Agreement.

               8.2 The United Nations Convention on the International Sale of Goods (1980) shall not apply to this Agreement, nor to any sale of Product made pursuant to this Agreement.


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                                       9.


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                                    ARTICLE 9
                                 CONFIDENTIALITY

               9.1 Except as otherwise provided herein, during the term of this Agreement and for a period of * * * years following expiration or termination of this Agreement, each party shall maintain in confidence all confidential or proprietary information and materials disclosed or provided by the other party hereto or the other party's Affiliate, which such party knows or has reason to know are or contain trade secrets or other proprietary or confidential information relating to the business or properties of the other party, or the business plans of the other party hereto prior to the date hereof, and shall not use such trade secrets or proprietary or confidential information for any purpose, including, without limitation, for the purpose of developing products except as permitted by this Agreement or disclose the same to anyone other than those of its Affiliates, employees, consultants, agents or subcontractors as are necessary in connection with such party's activities as contemplated in this Agreement. Each party shall obtain a written agreement from any such employees, consultants, agents and subcontractors, prior to disclosure, to hold in confidence and not make use of such trade secrets or proprietary or confidential information for any purpose other than those permitted by this Agreement.

               Notwithstanding the foregoing sentence, with respect to employees or consultants of a party or such party's Affiliates who have signed a confidentiality agreement in favor of such party or Affiliate as employer, if such confidentiality agreement binds the employee or consultant to protect proprietary information disclosed hereunder to the same extent (or greater) as required by this Article, then it shall be sufficient for the employing party to
(i) notify such employees or consultants of the fact that information disclosed hereunder is governed by such confidentiality agreements and (ii) identify to such employees the information which is so governed. Each party shall be responsible for ensuring compliance with these obligations by such party's Affiliates, employees, consultants, agents and subcontractors. Each party shall use a similar effort to that which it uses to protect its own most valuable trade secrets or proprietary information to ensure that its Affiliates, employees, consultants, agents and subcontractors do not disclose or make any unauthorized use of trade secrets or proprietary information of the other party hereto. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other's trade secrets or proprietary information. Each party agrees that upon termination of this Agreement, each party shall return and/or destroy (and certify such destruction to the other party) all confidential and proprietary information of the other to such other party, except as may be required by law or regulation and except that each party may retain one (1) copy for archival purposes and resolution of disputes.

               9.2 The obligation of confidentiality and non-use contained in this Agreement shall not apply to the extent that (a) the party who has received information (the "Recipient") is required to disclose information by order or regulation of a governmental agency or a court of competent jurisdiction or (b) the Recipient can demonstrate that (i) the disclosed information was at the time of such disclosure by the Recipient already in the public domain or later entered the public domain other than as a result of actions of the


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Recipient, its Affiliates, employees, agents or subcontractors in violation hereof; (ii) the disclosed information was rightfully known by the Recipient or its Affiliates (as shown by its written records) prior to the date of disclosure to the Recipient in connection with the negotiation, execution or performance of this Agreement; (iii) the disclosed information was received by the Recipient or its Affiliates from a source unrelated to any party to this Agreement and not under a duty of confidentiality to the other party; or (iv) the information can be shown to have been independently developed by the Recipient, its Affiliates, employees, agents or subcontractors, without the aid, application or use of any disclosed information hereunder, or (c) disclosure is made to the appropriate Regulatory Authorities (including, but not limited to, the FDA) as part of such Regulatory Authorities' product license review or approval process, or (d) disclosure is made to Affiliates, employees, consultants, agents or subcontractors or purchasers in connection with the transactions contemplated by this Agreement, provided such disclosures are made subject to restrictions identical in substance to those contained in Section 9.1 above, or with respect to information provided to purchasers of Product hereunder, information that is necessary (in the reasonable discretion of GENSIA SICOR) for use of the Product, provided that in each instance Recipient takes advantage of any available protective provisions regarding such disclosures of confidential information. In addition, each of the parties hereto agrees to keep confidential the existence of this Agreement, unless such existence otherwise becomes known pursuant to this paragraph, and except to the extent that disclosure is required by law or, in the case of PURCHASER, to actual or potential investors of PURCHASER, or, in the case of GENSIA SICOR, to the second source referred to in Section 3.1 above.

               9.3 From the Effective Date, PURCHASER shall be entitled to receive from GENSIA SICOR (and SICOR, and GENSIA SICOR shall cause SICOR to provide) all confidential and proprietary information necessary in PURCHASER's reasonable judgment for PURCHASER to comply with its obligations set forth herein and to determine GENSIA SICOR's (and SICOR's) ability to comply with its obligations set forth herein and the accuracy of GENSIA SICOR's (and SICOR's) prior representations regarding Product.

               9.4 The parties acknowledge and agree that all information, technology, materials, know how, regulatory filings and permissions (except where prohibited by law or regulation) developed or prepared by or on behalf of PURCHASER in connection with this Agreement shall be and remain the confidential and proprietary information of PURCHASER.

                                   ARTICLE 10
                                   TRADEMARKS

               This Agreement does not constitute a grant to either party of any property right or interest in or license, whether express or implied, to any party's trademarks.


           *CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                                       11.

                                   ARTICLE 11
                           ADVERSE REACTION REPORTING

               11.1 Subject to Section 2.2 above, each party agrees that throughout the duration of this Agreement it will notify the other party (and GENSIA SICOR shall cause SICOR to do the same) (i) immediately with respect to any information concerning any serious or unexpected complaint anywhere involving the possible failure of the Product to meet any specifications, and any serious or unexpected side effect, injury, toxicity or sensitivity reaction or any unexpected incidents and the severity thereof associated with the distribution of the Product, whether or not determined to be attributable to the Product, and (ii) within a reasonable period of time that is at least consistent with applicable regulatory guidelines with respect to any other complaints.

               11.2 Subject to Section 2.2, PURCHASER and GENSIA SICOR shall (and GENSIA SICOR shall cause SICOR to) immediately notify the other party (and GENSIA SICOR shall cause SICOR to do the same) of any information it receives regarding any threatened or pending action, inspection or communication by or from a concerned regulatory agency which may affect the safety or efficacy claims of the Product or the continued marketing of the Product. Upon receipt of such information, the parties shall consult in an effort to arrive at a mutually acceptable procedure for taking appropriate action.

               11.3 If at any time or from time to time any regulatory agency having jurisdiction in the Territory requests either party to recall the Product or a Cyclosporine Formulation due to a defect in the manufacture, formulation, processing, packaging or labeling of the Product or a Cyclosporine Formulation or for any reason whatsoever, the party to whom such request is made shall immediately notify the other party. The recall shall be carried out by PURCHASER in as expeditious a manner as reasonably possible.

                                   ARTICLE 12
                            WARRANTY AND LIMITATIONS

               12.1 EXCEPT AS EXPRESSLY PROVIDED HEREIN, GENSIA SICOR MAKES NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTS OF MERCHANTABILITY. Subject to the following provisions of this Article 12, GENSIA SICOR shall cause SICOR to warrant that all Product at the time title to such Product passes to the PURCHASER (A) is of good and merchantable quality, conforms to the Q/C Specifications, and has been manufactured in accordance with all applicable regulatory requirements (including, without limitation all current Good Manufacturing Practices), as provided by the Regulatory Authorities of the Territory and the jurisdiction in which it is manufactured, (B) shall have, at least, minimum shelf life initially to be * * *, and (C) that Product performance/potency/efficacy throughout the shelf life period shall be within the Q/C Specifications so long as Product is properly stored as per specifications set forth in Exhibit 2. In that regard, GENSIA SICOR acknowledges (and SICOR through GENSIA SICOR acknowledges) that any


           *CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                       12.

change, deviation from or other modification to the manufacturing process, facilities or materials reviewed and, where required, approved by the appropriate Regulatory Authorities, may require additional approval and/or review from such authority, and that the manufacturing process, facilities and materials that are the subject of such review and/or approval, constitute a material part of the Q/C Specifications and other applicable regulatory requirements covered by this warranty. Except with respect to claims relating to the performance/potency/efficacy of the Product throughout the shelf-life specified above, claims that any given shipment of Product does not meet such Q/C Specifications or otherwise fails the requirements set forth in this Article 12 shall be made by PURCHASER to GENSIA SICOR in writing within * * * after discovery by PURCHASER that such Q/C Specifications or other requirements have not been met.

               12.2 If PURCHASER claims that any shipment of Product did not conform to the warranties set forth in Section 12.1, conform to the Q/C Specifications or other requirements hereunder, GENSIA SICOR (through SICOR) shall conduct or have conducted an assay of its retained samples from such shipment. If GENSIA SICOR agrees with PURCHASER's claim, GENSIA SICOR (through SICOR) at its option shall either replace such shipment of Product or give credit for payment if such payment has already been made by PURCHASER for such shipment including any related reasonable expenses to PURCHASER. If the parties do not agree on PURCHASER's claim, then the parties shall designate by mutual agreement a third party laboratory to make such determination from samples obtained from the batch or other quantity shipped. The decision of the third party laboratory shall be binding. Should such laboratory confirm PURCHASER's claim, GENSIA SICOR (through SICOR) may exercise the option described above in this Section 12.2 should such laboratory find no basis for PURCHASER's claim, then PURCHASER shall bear the costs of the third party laboratory and reasonable costs incurred by GENSIA SICOR (through SICOR) for conducting an assay of retained samples. If PURCHASER identifies Product that it believes does not conform to the warranty set forth in this Article 12, PURCHASER may withhold payment to GENSIA SICOR (and SICOR), or in the case of Product supplied hereunder into the United States, to VINCHEM of any amount due in respect of such Product and deposit such withheld payment in a * * * certificate of deposit account with Silicon Valley Bank, until such time as the parties have determined whether such Product conforms to the warranty described in this Article 11, or PURCHASER receives replacement Product that conforms to such warranty. In the event that the subject Product is determined to be conforming, GENSIA SICOR shall receive all amounts in such certificate of deposit account.

               12.3 Subject to Section 12.5 below, GENSIA SICOR shall (and GENSIA SICOR shall cause SICOR to) indemnify PURCHASER, and VINCHEM in the case of Product supplied hereunder into the United States, from and against all or any actions, proceedings, costs, claims, demands, liabilities and/or third party expenses (including but not limited to reasonable attorneys' fees and expenses) arising out of any breach of the warranties made in this Article 12 or the representations and warranties set forth in Section 2.3.


           *CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                                       13.

               12.4 Subject to Sections 12.3 and 12.5 hereof, PURCHASER shall indemnify GENSIA SICOR (and SICOR), and VINCHEM in the case of Product supplied hereunder into the United States, from and against all or any actions, proceedings, costs, claims, demands, liabilities and/or third party expenses (including but not limited to reasonable attorneys' fees and expenses) arising out of the development, manufacture, use or sale of the Cyclosporine Formulations by PURCHASER.

               12.5 In the event of any claim being made against a party hereto ("the Indemnified Party") for which the other party (the "Indemnifying Party") has agreed to indemnify the Indemnified Party pursuant to this Article 12, the Indemnifying Party shall be promptly notified thereof and may, in its discretion and at any time, assume and control all negotiations for the settlement of the same and any litigation (including, but not limited to, the defense of any claim) that may arise therefrom. The Indemnified Party shall provide such assistance with respect to any settlement or litigation efforts by the Indemnifying Party as the Indemnifying Party may reasonably request. Subject to the other provisions of this Section 12.5, the Indemnifying Party may, at its sole expense, participate in the defense of any claim hereunder with counsel of its own choice.

               12.6 IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY.

                                   ARTICLE 13
                              TERM AND TERMINATION

               13.1 This Agreement shall take effect for the Territory as of the Effective Date and shall continue in effect for a period of * * * years following * * * by a * * * (the " * * * ") and shall automatically renew for an additional * * * year period, subject to notice from one of the parties hereto to the contrary given no later than the * * * anniversary of the * * * unless terminated earlier according to Sections 13.2 or 13.3 hereinafter; provided, however, that, if, at the * * * anniversary of the * * *, GENSIA SICOR demonstrates to the reasonable satisfaction of PURCHASER, that SICOR and GENSIA SICOR cannot, taken together, as a result of substantially changed market conditions, * * *, the parties shall meet and confer in good faith as to how to address such situation, which may allow for, if the disposition of Proprietary Rights at such time so permits, * * * or * * * from * * * and * * * of the * * *. In addition, notwithstanding anything to the contrary, PURCHASER's * * * and
* * * described in Articles 2 and 3, shall * * * on the * * * anniversary of the
* * *.

               13.2 This Agreement may be terminated by either party, in the event the other substantially fails to perform or otherwise substantially breaches any of its material obligations under this Agreement, by giving notice of its intent to terminate and stating the grounds therefor. The party receiving the notice shall have * * * days from the date


           *CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                       14.

of receipt thereof to commence good faith efforts to cure the failure or breach, which failure or breach shall in any event be cured within * * * days of notice thereof. In the event such breach is not cured within the time period set forth herein, then this Agreement shall, without any further action, terminate at the end of the applicable period.

               13.3 This Agreement may be terminated by GENSIA SICOR or PURCHASER upon * * * days notice upon the filing of a petition in bankruptcy, insolvency or reorganization against or by the other party, or such other party going into receivership, and such petition is not dismissed within * * * days thereafter.

               13.4 In addition, anything herein to the contrary notwithstanding, the following provisions of this Agreement shall survive termination of this Agreement with respect to Product delivered or Technical Information and business plans disclosed prior to termination: (Articles 6, 8, 9, 11-15 and Sections 2.1) and for Product ordered pursuant to Section 14.5, in addition to the foregoing Articles and Sections: (Section 6.1 and 6.2).

               13.5 Upon termination of this Agreement, PURCHASER shall be permitted to use the Product which has been ordered by it in good faith from GENSIA SICOR in accordance with the terms of this Agreement prior to termination; provided that PURCHASER shall be obliged to make all payments to GENSIA SICOR required under this Agreement for the Product so delivered, in accordance with the pricing and payment provisions of this Agreement which shall be deemed to continue in force following termination of this Agreement to the extent necessary for the purposes of this Section 13.5. In the event that this Agreement is terminated by GENSIA SICOR for a breach by PURCHASER, GENSIA SICOR shall be permitted to deliver any Firm Order given prior to such termination, and if such Product is otherwise made in conformance with this Agreement, PURCHASER agrees to accept such Product.

                                   ARTICLE 14
                                     OPTION

               14.1 Option. In the event (i) that SICOR is unable to supply all ordered quantities of Product to PURCHASER as a result of a Force Majeure, or
(ii) that SICOR for any reason refuses or is otherwise unable to supply Product in accordance with the terms of this Agreement, or (iii) of the direct or indirect acquisition of substantially all of SICOR or GENSIA SICOR's assets or of a controlling interest in SICOR or GENSIA SICOR by any of the parties identified on Exhibit 8 hereto, or any of their Affiliates (each of the foregoing, a "Transfer Event"), and, if the Transfer Event falls under (and only under) clause (ii) above, and SICOR does not cure such failure within * * * days from the date such Transfer Event commences and, if the Transfer Event falls under (and only under) clause (i) above, SICOR is not diligently pursuing such a cure within * * * days from the date such Transfer Event commences, PURCHASER shall have the option, in its sole discretion (the "Option") to (A) * * * (subject to reversion as set forth in Section 14.4 hereof) to * * * (including, but not limited to, all * * * in and to the * * *) * * * and * * * necessary or useful to * * *, the * * *, and as it is then


           *CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                       15.

being manufactured, (B) receive * * * reasonably required by PURCHASER, to * * * and * * *, (C) * * *, and (D) acquire from * * * and * * * the * * * to * * * the * * *.

In connection with the foregoing, upon the occurrence of a Transfer Event (i) PURCHASER shall be permitted to * * * upon reasonable notice, (ii) SICOR will *
* * and * * * for reasonable consultation * * * and (iii) PURCHASER shall be permitted to * * * of all * * * and other * * * related to the * * *. In that regard, (i) GENSIA SICOR and SICOR each hereby authorizes (and shall advise the appropriate * * * in the * * * and * * *) PURCHASER to have access to (including the right to make copies thereof) the * * * upon notice to such * * * by PURCHASER that a Transfer Event has occurred, (ii) GENSIA SICOR and SICOR shall, upon the occurrence of a Transfer Event, promptly provide to PURCHASER * * * of the * * * and all other * * *, and (iii) upon the occurrence of a Transfer Event, GENSIA SICOR, SICOR and PURCHASER shall * * * providing that * * * and *
* * identified on Exhibit 9 hereto are * * * effective upon exercise of the Option by PURCHASER.

               14.2 Option Period. Unless otherwise agreed, PURCHASER shall have the irrevocable right to exercise the Option * * * upon the occurrence of a Transfer Event, or upon termination of this Agreement by PURCHASER pursuant to
Section 13.2 hereof.

               14.3 Financial Terms. Unless otherwise agreed, financial terms for the licenses, leases and assets transferred pursuant to Section 14.1 shall be as follows:

                           (i)      PURCHASER shall pay GENSIA SICOR    *  *  *
percent ( * * * %) of * * *, subject to reduction until PURCHASER has recovered its costs of * * * (including, but not limited to, * * * ), and has reduced its manufacturing costs with respect to the Product for a period of * * * continuous months, to the level of SICOR's * * * as measured over the * * * month period prior to the date of the Transfer Event.

                          (ii)      PURCHASER shall receive, free of charge, the
* * * of the equivalent of * * * of SICOR directly involved in the manufacture, purification and quality control of Product for a period of * * * months for the purpose of * * *. During the same * * * month period, at no additional cost to PURCHASER, such * * * shall be * * *. Thereafter, PURCHASER shall * * * not to exceed * * * for any additional * * *.

                         (iii)      Purchaser may purchase the    *  *  *   and
* * * from GENSIA SICOR and its suppliers at * * *.

                          (iv)      Purchaser shall have the option to acquire
* * * at * * *.


           *CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                                       16.

               14.4 Reversion. In the event PURCHASER exercised the Option due to a Force Majeure event, and GENSIA SICOR is able to cure such Force Majeure event, on the date GENSIA SICOR demonstrates such capability to PURCHASER (the "Reversion Date"), the license granted under Section 14.1 hereof shall * * * and GENSIA SICOR shall have the right to * * * in accordance with the terms of the Agreement; provided, however, that the purchase price for the Product * * * during the time period during which the Option has been exercised, which * * * following the Reversion Date. On the Reversion Date, the parties shall meet, confer and negotiate in good faith whether such * * *.

                                   ARTICLE 15
                            MISCELLANEOUS PROVISIONS

               15.1   No Assignment.

               Neither party shall transfer or assign this Agreement, in whole or in part, without the prior written consent of the other; except that either party may, without such consent, assign and delegate this Agreement to any Affiliate or upon a merger, reorganization or sale of substantially all of its assets; provided, however, that in the event of a merger, reorganization or sale of substantially all of the assets of GENSIA SICOR or SICOR, any * * *, and any amounts paid to GENSIA SICOR pursuant to Section 6.3 as advances on Firm Orders shall be repaid to PURCHASER immediately. Subject to the foregoing restrictions on assignment, this Agreement shall inure to the benefit of and bind the successors and assigns of each of the parties.

               15.2   Notices.

               Notices and other communications required or called for under this Agreement shall be in writing, shall be transmitted by certified mail, postage prepaid, and shall be deemed delivered upon receipt by the party to whom it is addressed.

               In the case of PURCHASER such communications shall be addressed to:

                             SANGSTAT MEDICAL CORPORATION
                             1505-B Adams Drive
                             Menlo Park, California 94025
                             USA
                             Attention: Chief Executive Officer

               In the case of GENSIA SICOR, such communications shall be addressed to:

                             GENSIA SICOR INC.
                             9360 Towne Centre Drive
                             San Diego, California 92121
                             Attention: Executive Vice President


           *CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                       17.

                             with a copy to:

                             General Counsel

               In the case of SICOR, such communications shall be addressed to:

                             SICOR S.p.A.
                             via Senato 19
                             20121 Milan
                             ITALY
                             Attention: Managing Director

               In the case of VINCHEM, such communications shall be addressed to:

                             VINCHEM, INC.
                             301 Main Street
                             P.O. Box 639
                             Chatham, New Jersey 07928
                             U.S.A.
                             Attention: Vincent Ursino

               or to the attention of such other individual or to such other address as either party may give to the other in writing.

               15.3   Entire Agreement.

               This Agreement, as amended and restated, constitutes the entire agreement and understanding between the parties regarding the subject matter hereof and no promises, representations, conditions, provisions or terms other than those set forth in this Agreement exist. However, the Agreement, as in effect on the Effective Date, shall remain effective with respect to the rights and obligations of the parties until the Restatement Date, and shall thereafter be superseded by this Restated Agreement. Any other previous understandings, agreements and representations between the parties, written or oral with respect to its subject matter are superseded. This Agreement may not be changed, modified, or amended except by a writing signed by parties.

               15.4   No Waiver.

               The failure of either party to enforce at any time for any period the provisions hereof shall not be construed to be a waiver of such provisions or of the right of such party thereafter to enforce each such provision.


           *CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                                       18.

               15.5   Severance.

               If any provision of this Agreement should be or become fully or partly invalid or unenforceable for any reason whatsoever or violate any applicable law, this Agreement is to be considered divisible as to such provision and such provision is to be deleted from this Agreement, and the remainder of this Agreement shall be deemed valid and binding as if such provision were not included. A suitable provision which, as far as legally possible, comes nearest to what the parties desired according to the sense and purpose of this Agreement had this point been considered when concluding this Agreement shall be substituted for any such provision deemed to be deleted.

               15.6   Arbitration.

               Any and all disputes between the parties relating in any way to the entering into of this Agreement, the validity, construction, meaning, enforceability, or performance of this Agreement or any of its provisions, or the intent of the parties in entering into this Agreement, or any of its provisions, or any dispute relating to patent validity or infringement arising under this Agreement shall be settled by arbitration. Such arbitration shall be conducted in San Francisco, California, in English, and in accordance with the commercial rules of the American Arbitration Association, with one (1) arbitrator. If the parties cannot agree on a arbitrator within thirty (30) days of the date of receipt by a party hereto of a notice of intention to arbitrate, then the presiding judge of the Superior Court of the County of San Francisco shall select the arbitrator. Reasonable discovery as determined by the arbitrator shall apply to the arbitration proceeding.

               The law of the State of California shall apply to the arbitration proceedings without regard to the conflict of laws provisions thereof. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The successful party in such arbitration, in addition to all other relief provided, shall be entitled to an award of all its reasonable costs and expenses including attorney costs.

               Notwithstanding the foregoing, either party may seek interim injunctive or other equitable relief from a court of competent jurisdiction pending completion of arbitration proceedings.

               15.7   Governing Law.

               All matters affecting the interpretation, validity and performance under this Agreement shall be governed by the internal laws of the State of California without regard for its conflict of laws principles.

               15.8   Headings.

               The Articles and article headings included in this Agreement are for reference purpose and shall not affect the meaning or interpretation of this Agreement.


           *CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                       19.

               15.9   Force Majeure.

               If and to the extent that either party hereto is prevented, by circumstances not now reasonably foreseeable and not within its reasonable ability to control which shall include (but not by way of limitation) delays in the review process (but not through a fault of either party) occasioned by a Regulatory Authority or any other government agency having authority over the subject matter of this Agreement (but which shall not include compliance with any directives or requests by such agencies), performing any of its obligations under this Agreement and promptly so notifies the other party full particulars of the circumstances in question, then the party affected shall be relieved of its obligations to the other for failure to perform such obligations, but shall nevertheless use its best efforts to complete full performance thereof without avoidable delay, and pending such resumption shall consult the other party and shall permit and shall use its best efforts to facilitate any efforts the other party make to effect the performance of such obligations by other means.

               15.10 Insurance. GENSIA SICOR maintain a comprehensive general liability insurance policy providing sufficient extensive coverage for personal injury, bodily injury, property damages, or such coverage as is usual and customary in the pharmaceutical industry. GENSIA SICOR shall also provide adequate coverage for product liability insurance for a minimum of * * * (U.S.), and that said policy includes human in vivo use of said Product approval by the applicable Regulatory Authorities in all locations, including but not limited to the * * *. A certificate of said product liability insurance shall be attached hereto as Exhibit 5.

               15.11 * * * . PURCHASER agrees to notify GENSIA SICOR (on behalf of GENSIA SICOR, VINCHEM and SICOR) as soon as the Cyclosporine Formulation is set forth by PURCHASER and in no event later than * * * days after the Restatement Date. Within such * * * day period, the PURCHASER and GENSIA SICOR (on behalf of GENSIA SICOR, VINCHEM and SICOR) shall each cause its respective *
* * or in the case of GENSIA SICOR if so desired by GENSIA SICOR, * * * (each of which * * * is reasonably acceptable to the other party) to * * * (i.e., the subject Cyclosporine Formulation, in the case of PURCHASER, and the Product, in the case of GENSIA SICOR) under conditions of strict confidentiality with regard to * * *, and to complete such * * * and * * * * * * within such * * * day period. In the event that either * * * (or * * *) that there are * * * to * * * will * * *, then PURCHASER and GENSIA SICOR shall jointly * * *. If (and only if) * * * with respect to * * *, then each party shall have thirty (30) days to
* * *). In the event * * * pursuant to this Section * * *, all * * * pursuant to Section * * * shall be * * * within * * * business days and, at PURCHASER's option, * * * in Exhibit * * * shall be canceled.


           *CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                                       20.

               IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed by their respective corporate officers, duly authorized as of the day and year first above written.

SANGSTAT MEDICAL CORPORATION                    GENSIA SICOR INC.


By: /s/ Philippe Poulelty                      By: /s/ David P. Hatt
    ---------------------------------------        -----------------------------
Name:                                          Name:

Title: Chairman and Chief Executive Officer    Title: President and CEO

Date:                                          Date:  April 2, 1997


VINCHEM, INC.                                  SICOR S.p.A.


By:                                            By:
    ---------------------------------------        -----------------------------
Name:  Vincent Ursino                          Name:
                                                   -----------------------------
Title:  President                              Title:
                                                   -----------------------------
Date:







           *CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                       21.

                                    EXHIBIT 1

                                     PRODUCT









           *CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT 2

                         QUALITY CONTROL SPECIFICATIONS



               1. ALCO (through SICOR) shall manufacture the Product in full compliance with all applicable cGMPs in each country in which Cyclosporine Formulations of Product are intended to be sold or are sold. In addition, PURCHASER will be informed immediately by telephone of any process exceptions (whether or not authorized in advance by PURCHASER) and all regulatory agency inspections or notices concerning or affecting any Product tendered hereunder or the Product manufacturing process following tender of Product to PURCHASER. With respect to any process exception not authorized in advance to PURCHASER, ALCO (through SICOR) agrees to diligently and completely investigate and analyze the cause of such exception and complete such investigation and analysis with respect to such exception within * * * days of the first reported occurrence of such exception. In addition, ALCO (through SICOR) agrees to provide PURCHASER with copies of all reports prepared in connection with each investigation, notice or process exception.

               2. Attached hereto and incorporated herein are External Specifications with which the Product tendered hereunder shall comply, except for the following items: * * * specifications which the parties shall establish by no later than * * * and with which the Product tendered hereunder shall comply thereafter. In addition, the parties shall mutually agree on Internal Specifications by no later than * * *, which shall be based on the manufacturing experience for the Product through that date; the Internal Specifications attached hereto shall serve as guidelines that ALCO (through SICOR) shall use its commercially reasonable efforts to achieve, and which shall serve as a basis for establishing the Internal Specifications, but which shall not otherwise have any effect.

               3. Records for each batch of Product tendered hereunder shall be completed and audited in a manner reasonably satisfactory to PURCHASER, and according to cGMPs, within * * * business days from the completion date of such batch. Such batch records shall include * * *. Such batch records shall be deemed to be confidential information. Promptly following completion of such audit, ALCO (and SICOR) shall certify in writing to PURCHASER that such records have been completed and audited with cGMPs.

               4. With each batch of Product ordered hereunder, ALCO (through SICOR) shall submit to PURCHASER a certificate of analysis in form and content reasonably acceptable to PURCHASER listing test results and audit confirmation for each such batch in the manner more particularly described below. All quantities of Product shipped to PURCHASER shall be properly labelled according to cGMPs and as reasonably instructed by PURCHASER. With respect to each batch delivered


           *CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

hereunder, PURCHASER shall perform confirmatory testing and review all records within * * * days of receipt of such Product at PURCHASER's processing facility to determine whether or not it complies with the Q/C Specifications. PURCHASER may reject all Product that fails to meet the Q/C Specifications by giving ALCO (and/or SICOR) written notice within such * * * day period. If PURCHASER fails to notify ALCO (and/or SICOR) of any nonconformity within such * * * day period, PURCHASER shall be deemed to have accepted the Product. No payment for a batch of a Product shall be due or owing unless PURCHASER has accepted such Product.

               5. If PURCHASER claims that any batch of Product tendered hereunder fails to meet the Q/C Specifications, and the parties do not otherwise mutually agree, the parties shall refer to the procedure set forth in Article 11 of the Agreement.

               6. PURCHASER shall have the right, but not the obligation, to consult with respect to the development of SICOR's quality control procedures and records pertaining to the Product tendered hereunder.

               7. PURCHASER reserves the right to, from time to time audit and inspect SICOR's facilities upon reasonable notification to ensure adherence to cGMP. PURCHASER shall have the right to audit all Production and Quality Control areas and related departmental and Product documentation.

               8. ALCO (through SICOR) agrees to promptly provide PURCHASER with copies of any reports, citations or other materials relating to such investigations that are provided to ALCO (and/or SICOR) by Regulatory Authorities or other purchasers of Product including, all but not limited to, responses to Regulatory Authorities of notices, inspections, reports or citations thereto, said items to be considered to be confidential information for the purposes of this Agreement. PURCHASER shall have an opportunity to review such reports and conclusions and provide in such instances recommendations with respect to manufacture of the Product to be tendered hereunder.


           *CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                 SPECIFICATIONS

        Internal - for us and the manufacturer only
        External - for the regulatory agencies

      Test                       Unit      Internal Spec.        External Spec.
                                        (for QC Release)     (Regulatory Agency)
Appearance                                    *  *  *                *  *  *
Identification
        *  *  *                               *  *  *                *  *  *
   *  *  *                        %           *  *  *                *  *  *
   *  *  *                        %
   *  *  *                        %           *  *  *                *  *  *
   *  *  *                        %           *  *  *                *  *  *
   *  *  *
        *  *  *                   %           *  *  *                *  *  *
        *  *  *                   %           *  *  *                *  *  *
   *  *  *
        *  *  *                  ppm          *  *  *                *  *  *
        *  *  *                  ppm          *  *  *                *  *  *
        *  *  *                  ppm          *  *  *                *  *  *
        *  *  *                  ppm          *  *  *                *  *  *
        *  *  *                  ppm          *  *  *                *  *  *
        *  *  *                  ppm          *  *  *                *  *  *
   *  *  *                    (greek mu)      *  *  *                *  *  *
   *  *  *                       g/mL         *  *  *                *  *  *
   *  *  *                                    *  *  *                *  *  *

*              *  *  *
**             *  *  *
***            *  *  *
****           *  *  *
*****          *  *  *




           *CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    CERTIFICATE OF ANALYSIS
Certificate n.:   *  *  *                                                              Page 1/
==========================================================================================================

Product: CYCLOSPORINE                                                                Batch:  6694E

----------------------------------------------------------------------------------------------------------

Conforms to:     *  *  *
Code:     *  *  *            Spec.:     *  *  *                  Ref.:    *  *  *
Manufacturing date:    *  *  *                                   Expiration date: __/__/__

----------------------------------------------------------------------------------------------------------

DESCRIPTION
   *  *  *
----------------------------------------------------------------------------------------------------------

                                                                                        LIMITS
TESTS:                                 UNIT                 RESULTS            MIN.                MAX.

----------------------------------------------------------------------------------------------------------

APPEARANCE                                                    * * *
IDENTIFICATION
      *  *  *                                                 * * *                           *  *  *

   *  *  *                               %                    * * *                           *  *  *

   *  *  *                               %                    * * *
   *  *  *                              ppm                   * * *                           *  *  *

   *  *  *                             ug/mg                  * * *           *  *  *         *  *  *

   *  *  *                               %                    * * *           *  *  *

   *  *  *
           *  *  *                      ppm                   * * *
           *  *  *                      ppm                   * * *
           *  *  *                      ppm                   * * *                           *  *  *
           *  *  *                      ppm                   * * *
           *  *  *                      ppm                   * * *
   *  *  *                          (greek mu)                * * *
   *  *  *                              g/mL                  * * *


----------------------------------------------------------------------------------------------------------

* Calculated on the   *  *  *.

Notes:

----------------------------------------------------------------------------------------------------------

APPROVED                        Date:    *  *  *     Q.C. Manager    *  *  *

==========================================================================================================


           *CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   EXHIBIT 2-A

                           VALIDATE SCALED-UP PROCESS

                 (to be provided by ALCO i.e. table of contents)











           *CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                      E-2A

                                Table of Contents















           *CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                      E-2A

                                    EXHIBIT 3

                      PRELIMINARY PACKAGING SPECIFICATIONS

                                    [IN BULK]


















           *CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT 4




1.  Price to PURCHASER for commercial Product to be *  *  *  $* * *  per *  *  *

2.  Price to PURCHASER for commercial Product to be *  *  *  $* * *  per *  *  *


Notwithstanding the foregoing, the parties hereby agree that in the event that PURCHASER deems it necessary (whether by * * * or otherwise) to establish (or thereafter reduce) the * * * of a * * * in a * * * for a * * * to a price that is at least * * * in the calendar quarter immediately preceding * * *, the transfer price for the Product shall be * * * in the following manner:

Percentage  *  *  *
from the   *  *  *                                 Transfer Price
-------------------                                --------------
   *  *  *                                           $   *  *  *
   *  *  *                                               *  *  *
   *  *  *                                               *  *  *

In the event that * * * at more than * * *, PURCHASER and GENSIA SICOR agrees in good faith to negotiate the prices for the Product sold to PURCHASER to take into account such * * * and in any event GENSIA SICOR agrees to sell Product to PURCHASER at * * *. For the purposes of this Exhibit 4, "ASP" shall mean * * *.







           *CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT 5

                            CERTIFICATE OF INSURANCE

           [TO BE ATTACHED FOLLOWING ISSUANCE OF THE MODIFIED POLICY]










           *CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT 6

                               EXCLUSIVE TERRITORY

                                     *  *  *
                                     *  *  *
                                     *  *  *
                                     *  *  *








           *CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT 7

                                   FIRM ORDERS










           *CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT 8

                                     *  *  *

                                     *  *  *








           *CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT 9

                                     *  *  *

                                     *  *  *










           *CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   EXHIBIT 10

                          MINIMUM PURCHASE REQUIREMENTS


Year*                                                              Quantity
-----                                                              --------
   *  *  *                                                         *  *  *

   *  *  *                                                         *  *  *

   *  *  *   and thereafter during such period
of time as    *  *  *                                              *  *  *


*commencing on the * * * of the date * * *. Notwithstanding the foregoing, in the event that * * *, PURCHASER's * * * shall * * *.

**provided, however, if * * *, then, at PURCHASER's option and upon notice to GENSIA SICOR, (i) * * * specified in * * * shall be * * * of the Restatement Date, or (ii) PURCHASER's * * *.

If    *  *  *, the    *  *  *   set forth in    *  *  *   shall be re-negotiated
in good faith.









           *CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   EXHIBIT 11


Clause (v) of Section 2.3 shall not apply to the following * * *:

      (i) a * * * that * * *, but only to the extent that such * * * already * * *, and only in the * * *;
     (ii)      a * * * whose principle place of business (on the Restatement
               Date) is * * *, that * * *;
    (iii) * * *, but only in * * * and only the currently approved * * *, and the parties shall negotiate in good faith to explore entering into * * *.








           *CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   SCHEDULE 1

                MANUFACTURING (INCLUDING PURIFICATION)  *  *  *












           *CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.